Exhibit 8(a)

November 4, 2009

Energy Future Holdings Corp.

Energy Future Intermediate Holding Company LLC

EFIH Finance Inc.

Energy Future Competitive Holdings Company

1601 Bryan Street

Dallas, Texas 75201-3411

RE: ENERGY FUTURE HOLDINGS CORP., ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC, EFIH FINANCE INC., AND ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

We have acted as counsel for Energy Future Holdings Corp, a Texas corporation, Energy Future Intermediate Holding Company LLC, a Delaware limited liability company, EFIH Finance Inc., a Delaware corporation, and Energy Future Competitive Holdings Company, a Texas corporation (collectively referred to as “EFH”), with respect to certain legal matters in connection with the preparation of the Registration Statement No. 333-162327 on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof and to which this opinion is an exhibit.

In connection therewith, we assisted in the preparation of the discussion (the “Discussion”) set forth under the caption “Material U.S. Federal Income Tax Considerations” in the Registration Statement.

Subject to the limitations, conditions and qualifications set forth therein, the legal conclusions with respect to U.S. federal income tax considerations set forth in the Discussion, unless otherwise noted, constitute our opinion with respect to the matters set forth therein as of the date hereof.

We hereby consent to the filing of this opinion as an exhibit to Amendment No. 2 to the Registration Statement and to the use of our name in the Registration Statement. This consent does not, however, constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P. Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com